GENERAL CONVEYANCE


          THIS GENERAL CONVEYANCE is made as of the 5th day of May, 1997 by Northtown Mall Partners, a California general partnership ("Assignor").

                                    RECITALS

          Concurrently with the execution and delivery hereof, Assignor is conveying to Northtown LLP, a Minnesota limited liability partnership ("Assignee") the Northtown Mall Shopping Center in Blaine, Minnesota (the Property"). In connection with the conveyance of the Property, Assignor desires to assign to Assignee certain tangible and intangible personal property relating to the Property.

          NOW THEREFORE,  Assignor agrees as follows:

          1.   Assignment.

               Assignor does hereby sell, assign, transfer, set-over and deliver unto Assignee, its successors and assigns, all of the following:

               a. all furniture, fixtures, equipment and other personal property owned by Assignor placed in, attached to or used in connection with or in the operation of the Property;

               b. Assignor's interest in all licenses, permits and authorizations, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property except those issued or given to tenants;

               c. all warranties, if any, issued to Assignor by any manufacturers or contractors in connection with the Property;

               d. all books and records relating to the Property or its maintenance or operation and all Documents, as defined in that certain Option Agreement relating to the property dated March 15, 1991, between Assignor and State of Wisconsin Investment Board and Northtown Associates, except for "Contracts", as therein defined;

               e. all trademarks, tradenames, assumed names, copyrights and the like relating to the Property or its operations, including without limitation the right to the name and designations "Northtown Mall" and "Northtown Mall Shopping Center";

               f. the Real Estate Management Agreement dated March 1, 1991, between Assignor and Marquette Partners, Inc., providing for management of the Property and all service, equipment rental and other contracts relating to the Property listed on Exhibit A hereto (collectively, the "Contracts");

               g.   all leases of space in the Property ("Leases"); and

               h. all rent and other amounts paid by department store site owners, tenants or former tenants of the property after March 31, 1997, regardless of the period to which they relate, including without limitation the causes of action and bankruptcy claims listed on Exhibit B hereto.

          TO HAVE AND TO HOLD the items assigned hereby (collectively, the "Assigned Property") unto Assignee, its successors and assigns, forever.

          2.   Representation and Warranty.

               Assignor represents and warrants that it owns the Assigned Property free and clear of all liens, claims or encumbrances except for the exceptions listed in Assignor's deed of the Property to Assignee. Assignor further represents, covenants and warrants that Assignor has the full right, power and authority to execute this General Conveyance.

          3.   Assumption by Assignee.

               Assignee by acceptance of delivery of this Assignment hereby assumes all obligations of Assignor arising after the date hereof under (a) the Contracts, and (b) those Leases true, full and correct copies of which have been delivered to Assignee or its partners or L.J. Melody. Assignor shall remain liable for all liabilities and claims arising under the Contracts or the Leases prior to the date hereof.

          4.   Further Assurances.

               Assignor agrees that assignor will make, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Assignor shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Assignee the Assigned property, and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned to Assignee.


          IN WITNESS WHEREOF, Assignor has caused this General conveyance to be executed as of the date first written above.

                              NORTHTOWN MALL PARTNERS
                              By   Angeles Income Properties, Ltd. III,
                                   a California limited partnership, its
                                   general partner

                              By   Angeles Realty Corporation II,
                                   its general partner


                              By   /s/ Robert D. Long, Jr.
                                   Its Vice President

                              And  Angeles Income Properties, Ltd. IV, a
                              California limited partnership, its
                              general partner


                              By   Angeles Realty Corporation II,
                                   its general partner


                              By   /s/ Robert D. Long, Jr.
                                   Its Vice President


                              And Angeles Realty Corporation, II, its general partner

                              By   /s/ Robert D. Long, Jr.
                                   Its Vice President